UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 3, 2017 (May 2, 2017)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01    Other Events.

On May 2, 2017, the Board of Directors of Brookdale Senior Living Inc. (the “Company”) rescheduled the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) for September 25, 2017, which represents a change of more than 25 days from the anniversary of the Company’s 2016 annual meeting of stockholders held on June 13, 2016. Previously, on March 5, 2017, the Board of Directors had scheduled the 2017 Annual Meeting for July 24, 2017. As a result of the new date for the 2017 Annual Meeting, the deadlines for stockholders to submit proposals and nominations of directors as set forth in the Company’s definitive proxy statement for the Company’s 2016 annual meeting of stockholders, in the Company’s Current Report on Form 8-K filed on March 6, 2017, and in the Company’s Amendment No. 1 to Annual Report on Form 10-K filed on May 1, 2017 are no longer effective.

Under the Company’s Amended and Restated Bylaws, in order for stockholder proposals, including director nominations, to be presented at the 2017 Annual Meeting (other than by means of inclusion in the proxy materials under Rule 14a-8 described below), the Company must have received proper notice at the Company’s principal executive offices not earlier than the close of business on June 27, 2017 and not later than the close of business on July 27, 2017, addressed to the Secretary of the Company at "Attention: Secretary, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027". The notice must include all of the information required by the Company’s Amended and Restated Bylaws.

Stockholder proposals intended for inclusion in the Company’s definitive proxy statement for the 2017 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received at the Company’s principal executive offices no later than May 26, 2017 (which the Company believes is a reasonable time before the Company begins to print and send its proxy materials), addressed to the Secretary of the Company at “Attention: Secretary, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	May 3, 2017	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, General Counsel and Secretary

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